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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 29, 2004
                (Date of Report (date of earliest event reported)


                           NATIONAL DENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

                        Commission file number 000-23092


                   MASSACHUSETTS                        04-2762050
          (State or Other Jurisdiction of     (I.R.S. Employer Identification
          Incorporation or Organization)                   No.)


         526 Boston Post Road, Wayland, MA                 01778
          (Address of Principal Executive               (Zip Code)
                     Offices)

       (508) 358 - 4422 (Registrant's Telephone No., including Area Code)



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Item 12. Results of Operations and Financial Condition


On July 29, 2004, National Dentex Corporation (NADX) filed a current report on Form 8-K, attaching as an exhibit a press release issued in connection with the announcement of its financial results for the quarter ended June 30, 2004.

For the three months ended June 30, 2004, the weighted average common shares outstanding on a basic basis included in that exhibit was incorrectly reported as 3,442,000 shares, and 3,633,000 on a diluted basis, due to an inadvertent computational error. These share numbers should have been reported as 3,453,000 and 3,645,000 respectively.

For the six months ended June 30, 2004, the weighted average common shares outstanding on a basic basis included in that exhibit was incorrectly reported as 3,438,000 shares, and 3,610,000 on a diluted basis, due to the same inadvertent computational error. These share numbers should have been reported as 3,444,000 and 3,615,000 respectively.

These errors did not affect the reported earnings per share for either period on either a basic or diluted basis.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  NATIONAL DENTEX CORPORATION
                                  ---------------------------
                                  Registrant




August 9, 2004
                                           /s/  Richard F. Becker, Jr.
                                  By:...........................................
                                  Richard F. Becker, Jr. Vice President,
                                  Treasurer and Chief Financial Officer


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